AMENDED AND RESTATED
                                   SCHEDULE D
                                       TO
                        THE ADVISORS' INNER CIRCLE FUND
                        AMENDED AND RESTATED RULE 18F-3
                              MULTIPLE CLASS PLAN
                            DATED FEBRUARY 21, 2007

                                 WESTWOOD FUNDS

------------------------------------------------------------------------------------------------
FUND                                      INSTITUTIONAL CLASS     A CLASS     ULTRA SHARES
------------------------------------------------------------------------------------------------
Westwood LargeCap Value Fund                     X                   X
------------------------------------------------------------------------------------------------
Westwood SMidCap Fund                            X
------------------------------------------------------------------------------------------------
Westwood SmallCap Value Fund                     X
------------------------------------------------------------------------------------------------
Westwood Income Opportunity Fund                 X                   X
------------------------------------------------------------------------------------------------
Westwood Dividend Growth Fund                    X
------------------------------------------------------------------------------------------------
Westwood SMidCap Plus Fund                       X
------------------------------------------------------------------------------------------------
Westwood Short Duration High Yield Fund          X                   X
------------------------------------------------------------------------------------------------
Westwood Global Equity Fund                      X                   X
------------------------------------------------------------------------------------------------
Westwood Global Dividend Fund                    X                   X
------------------------------------------------------------------------------------------------
Westwood Emerging Markets Fund                   X                   X
------------------------------------------------------------------------------------------------
Westwood Emerging Markets Plus Fund              X                   X
------------------------------------------------------------------------------------------------
Westwood MLP and Strategic Energy Fund           X
------------------------------------------------------------------------------------------------
Westwood Opportunistic High Yield Fund           X                                  X
------------------------------------------------------------------------------------------------
Westwood Market Neutral Income Fund              X
------------------------------------------------------------------------------------------------
Westwood Strategic Global Convertibles Fund      X
------------------------------------------------------------------------------------------------

                                                                     EXHIBIT D.1

                                 WESTWOOD FUNDS
                        CERTIFICATE OF CLASS DESIGNATION
                                 A CLASS SHARES

1.   Class-Specific Distribution Arrangements, Other Expenses

     A Class Shares of each of the Funds are sold subject to a front-end sales charge. The front-end sales charges are indicated on the following table. Additionally, A Class Shares are also subject to a Rule 12b-1 fee. The Trust, on behalf of the Funds, will reimburse the distributor annually for expenses incurred in connection with its distribution activities under the distribution plan approved by the Board of Trustees, not to exceed an annual rate of 0.25% of each Fund's average daily net assets attributable to the A Class Shares of each Fund. Such activities include those associated with the promotion and sale of the Fund's A Class Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

     The following table shows the load waived sales charge on A Class Shares of the Funds:

--------------------------------------------------------------------------------
                                     Sales Charge - % of     Sales Charge - % of
Investment                           Offering Price          Net Investment
--------------------------------------------------------------------------------
Less than $50,000                            5.00%                 5.26%
--------------------------------------------------------------------------------
$50,000 but less than $100,000               4.00%                 4.17%
--------------------------------------------------------------------------------
$100,000 but less than $250,000              3.00%                 3.09%
--------------------------------------------------------------------------------
$250,000 but less than $500,000              2.50%                 2.56%
--------------------------------------------------------------------------------
$500,000 but less than $1,000,000            2.00%                 2.04%
--------------------------------------------------------------------------------
$1,000,000 and over*                         None                  None
--------------------------------------------------------------------------------

* A contingent deferred sales charge (CDSC) of 1.00% will be charged on certain purchases of $1,000,000 or more that are redeemed within 18 months of purchase.

2.   Eligibility of Purchasers

     A Class Shares are available to individual and institutional investors and require a minimum initial investment.

3.   Exchange Privileges

     A Class Shares of each Westwood Fund may be exchanged for A Class Shares or shares of a different class of each other Westwood Fund (an "Exchange") if and to the extent an applicable Exchange privilege is disclosed in the prospectus(es) of such Westwood Fund and subject to the terms and conditions set forth in the prospectus(es), provided that the shareholder requesting the Exchange meets the applicable eligibility requirements.

4.   Voting Rights

     Each A Class shareholder will have one vote for each full A Class Share held and a fractional vote for each fractional A Class Share held. A Class shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to the A Class Shares (such as a distribution plan or service agreement relating to the A Class Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the A Class shareholders differ from the interests of holders of any other class.

5.   Conversion Rights

     A Class Shares of each Westwood Fund may be converted into shares of a different class of the same Westwood Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion privilege is disclosed in the prospectus(es) for such Westwood Fund and subject to the terms and conditions set forth in the prospectus(es), provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the other share class.

                                                                     EXHIBIT D.2

                                 WESTWOOD FUNDS
                        CERTIFICATE OF CLASS DESIGNATION
                           INSTITUTIONAL CLASS SHARES

1.   Class-Specific Distribution Arrangements; Other Expenses

     Institutional Class Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee, but may be subject to a shareholder services plan.

2.   Eligibility of Purchasers

     Institutional Class Shares are available to individual and institutional investors, subject to the minimum investment requirement described in each Fund's prospectus.

3.   Exchange Privileges

     Institutional Class Shares of each Westwood Fund may be exchanged for Institutional Class Shares or shares of a different class of each other Westwood Fund (an "Exchange") if and to the extent an applicable Exchange privilege is disclosed in the prospectus(es) of such Westwood Fund and subject to the terms and conditions set forth in the prospectus(es), provided that the shareholder requesting the Exchange meets the applicable eligibility requirements.

4.   Voting Rights

     Each Institutional Class shareholder will have one vote for each full Institutional Class Share held and a fractional vote for each fractional Institutional Class Share held. Institutional Class shareholders will have:
     (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Institutional Class shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.   Conversion Rights

     Institutional Class Shares of each Westwood Fund may be converted into shares of a different class of the same Westwood Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion privilege is disclosed in the prospectus(es) for such Westwood Fund and subject to the terms and conditions set forth in the prospectus(es), provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the other share class.

                                                                     EXHIBIT D.3

                                 WESTWOOD FUNDS
                        CERTIFICATE OF CLASS DESIGNATION
                                  ULTRA SHARES

1.   Class-Specific Distribution Arrangements; Other Expenses

     Ultra Shares are sold without a load or sales charge, and are not subject to a Rule 12b-1 fee and shareholder services plan.

2.   Eligibility of Purchasers

     Ultra Shares are available to individual and institutional investors, subject to the minimum investment requirement described in the Fund's prospectus.

3.   Exchange Privileges

     Ultra Shares of each Westwood Fund may be exchanged for Ultra Shares or shares of a different class of each other Westwood Fund (an "Exchange") if and to the extent an applicable Exchange privilege is disclosed in the prospectus(es) of such Westwood Fund and subject to the terms and conditions set forth in the prospectus(es), provided that the shareholder requesting the Exchange meets the applicable eligibility requirements.

4.   Voting Rights

     Each Ultra Shares shareholder will have one vote for each full Ultra Share held and a fractional vote for each fractional Ultra Class Share held. Ultra Shares shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Ultra Shares shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.   Conversion Rights

     Ultra Shares of each Westwood Fund may be converted into shares of a different class of the same Westwood Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion privilege is disclosed in the prospectus(es) for such Westwood Fund and subject to the terms and conditions set forth in the prospectus(es), provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the other share class.